EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT (this "Agreement"), entered into this 10th day of July, 1998, by and among AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("AUGI"), CONNECTSOFT COMMUNICATIONS CORPORATION, a Delaware corporation ("CCC"), CONNECTSOFT HOLDING CORP., a Washington corporation ("Connectsoft") and EXECUTIVE TELECARD, LTD., a Delaware corporation ("EXTEL") and C-SOFT ACQUISITION CORP., a Delaware corporation, and a wholly-owned subsidiary of EXTEL (the "Buyer).

                              W I T N E S S E T H :

         WHEREAS, CCC is engaged in the business of developing a unified, intelligent communications system which it markets under the name FreeAgent(TM) (the "FreeAgent Technology"); and

         WHEREAS, Connectsoft owns and (through an affiliate, InterGlobe Networks, Inc. ("InterGlobe")) operates a central telecommunications network center (the "CNOC") located in Seattle, Washington and the hardware networking equipment, computers and software associated therewith (the "CNOC Business"); and

         WHEREAS, the Buyer is interested in acquiring substantially all of the assets and business associated with the FreeAgent Technology and the CNOC Business (collectively, referred to herein as the "Businesses"); and

         WHEREAS, each of CCC and Connectsoft (hereinafter individually and collectively referred to as the "Seller") has agreed to sell (a) all or substantially all of the tangible and intangible assets of CCC, including without limitation, all software, engineering, developments and technology associated with the FreeAgent Technology, and (b) the hardware networking equipment, computers and software relating to the CNOC Business (collectively, the "Assets"), and the Businesses, to the Buyer, and the Buyer has agreed to purchase such Assets and the Businesses, all upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

         1. ASSETS.

         1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as such term is hereinafter defined), the Seller


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shall sell,  transfer and deliver to the Buyer, and the Buyer shall purchase and receive from the Seller, the Assets, including, but not limited to, the following:

             (a) All items of tangible fixed assets, furniture, fixtures, machinery, equipment, computers, computer systems and vehicles of CCC and Connectsoft which are used in the operation of the Businesses, and which are set forth on Schedule 1.1(a) hereto (collectively, the "Fixed Assets"), all of which are presently held by CCC other than the CNOC, which is presently held by Connectsoft;

             (b) All inventory and supplies of the Seller;

             (c) All trade names, trademarks, patents, copyrights, customer lists, supplier lists, trade secrets, computer software programs, engineering, technical information, and other such knowledge and information constituting the "know-how" of the Seller;

             (d) The goodwill of the Businesses and their value as going concerns;

             (e) To the extent assignable, all licenses and permits of the Seller;

             (f) All books, records, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda of the Seller; and

             (g) All other rights and assets of any kind, tangible or intangible, of the Seller (including the Material Contracts listed on Schedule
5.8 hereto, which Buyer specifically assumes the obligations thereunder) whether or not reflected in their internal financial statements or on their books and records.

On the Closing Date, the Seller shall execute and deliver to the Buyer a bill of sale in respect of the Assets, all in the form of Exhibit A annexed hereto and made a part hereof.

         1.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets shall not include, and the Seller shall retain (a) all cash, marketable securities, accounts receivable and notes receivable of the Seller, (b) those specific assets of the Seller relating to the Businesses which are identified on Schedule 1.2 to this Agreement, (c) all bank accounts of the Seller, (d) all rights to any tax refunds of the Seller, (e) the Seller's stock record books, minute books, and tax returns, (f) all of the Seller's rights under this Agreement, and (g) those miscellaneous other assets or properties of each of CCC and Connectsoft which are not related to either the FreeAgent Technology or the CNOC Business and which are identified on Schedule 1.2 (collectively, the "Excluded Assets").


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         2.  LIABILITIES.

             2.1 Assumed Liabilities. Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller shall assign to the Buyer, and the Buyer shall assume and agree to pay and perform when due, only the specific liabilities, obligations and indebtedness, including without limitation trade payables and obligations under capitalized leases of CCC relating to the Assets, which are listed on Schedule 2.1 to this Agreement, as same are constituted on the Closing Date (collectively, the "Assumed Liabilities") and the Material Contracts listed on Schedule 5.8. On the Closing Date, the Buyer shall execute and deliver to the Seller an assumption agreement in respect of the Assumed Liabilities and the Material Contracts, all in the form of Exhibit B annexed hereto.

             2.2 Limitation  on  Amount  and  Timing  of   Payment  of   Assumed
Liabilities.

                 (a) Notwithstanding the provisions of Section 2.1 above or any other provision of this Agreement it is expressly understood and agreed by and among the parties hereto that (i) the Buyer shall not assume more than $4,500,000 in the aggregate principal amount of Assumed Liabilities, and (ii) the Buyer shall not be required to pay more than $500,000 in the aggregate principal amount of Assumed Liabilities on or before April 30, 1999.

                 (b) In the event the Buyer is required to pay more than $500,000 in the aggregate principal amount of Assumed Liabilities on or before April 30, 1999, then Buyer, as its sole remedy for any breach under Section 2.2(a)(ii), shall have the right to borrow from AUGI the positive difference of
(i) the amount the Buyer is required to pay of the Assumed Liabilities on or before April 30, 1999, less (ii) $500,000. The obligation of AUGI to loan such funds to Buyer shall be conditioned upon a certificate of the Buyer's Chief Financial Officer representing the amount the Buyer is required to pay in cash of the Assumed Liabilities on or before April 30, 1999. The loan shall be evidenced by a promissory note in the form attached hereto as Exhibit C. Buyer shall have no remedy for a breach of Section 2.2(a)(ii) if Buyer waives extension of the UPS Note as a condition to Closing under Section 10.1(i) herein.

             2.3 Excluded Liabilities. Except for the Assumed Liabilities and the Material Contracts, the Buyer shall not assume, and shall have no liability for, any debts, liabilities, executory obligations, claims or expenses of the Seller of any kind, character or description, whether accrued, absolute, contingent or otherwise, including, without limitation, any liabilities relating to the Seller's conduct of the Businesses prior to the Closing Date (the "Excluded Liabilities"). The Seller shall be solely liable and responsible to make timely payment when due of all such Excluded Liabilities.


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

         3.  CONSIDERATION.

             3.1 Consideration to the Seller. The entire purchase price for the Assets (the "Consideration") shall consist of (i) the assumption by the Buyer of the Assumed Liabilities, and the Buyer's payment and performance, when due, of all such Assumed Liabilities, subject only to the provisions of Section 2.2 of this Agreement, and (ii) the rights granted under the Letter Agreement to be delivered at the Closing in the form annexed hereto as Exhibit E.

             3.2 Allocation of Purchase Price. The fair market values of the Assets and the allocation of the Purchase Price among the Assets for purposes of
Section 1060 of the Internal Revenue Code shall be as agreed between Buyer and Seller on or before the Closing Date and included as Schedule 3.2 and Buyer and Seller agree to be bound by such fair market value determination and allocation and to complete and attach Internal Revenue Service Form 8594 to their respective tax returns accordingly. If Buyer and Seller can not agree on the allocation, the Purchase Price shall be allocated among the Assets by Seller's outside accountants which determination shall be final.

         4. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND AUGI. In connection with the sale of the Assets to the Buyer and in order to induce the Buyer to enter into this Agreement, each of CCC, Connectsoft and AUGI hereby jointly and severally represents and warrants to the Buyer, as of the date of this Agreement (unless otherwise indicated), as follows:

             4.1 Organization, Good Standing and Qualification. CCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, Connectsoft is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and AUGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own its assets and conduct its business as owned and conducted on the date hereof. The Seller is duly qualified to operate its respective businesses as a foreign corporation under the laws of each jurisdiction where the nature of its businesses or the location of its properties makes such qualification necessary and the failure to be so qualified would have a material adverse effect on the subject Seller or its assets, properties, businesses or financial condition (a "Material Adverse Effect").

             4.2  Authorization  of  Agreement.  The  execution,   delivery  and
performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller and AUGI have been duly and validly authorized by the Board of Directors of the Seller, and by AUGI (as the sole stockholder of each of CCC and Connectsoft). No further corporate authorization is required on


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the part of each  Seller or AUGI to  consummate  the  transactions  contemplated hereby.

             4.3 Valid and Binding Agreements. This Agreement, and, when executed, all other agreements, instruments of transfer or assignment, documents and other instruments delivered, constitute and will constitute the legal, valid and binding obligation of the Seller and AUGI (to the extent a party thereto), enforceable against the Seller and AUGI in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

             4.4 Disclosure and Duty of Inquiry. No representation or warranty by the Seller or AUGI in this Agreement and no statement or information contained in the schedules hereto or any certificate furnished or to be furnished to the Buyer hereunder contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. The Buyer is not nor will it be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Seller and AUGI pursuant to this Article 4.

         5. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AUGI AND THE SELLER. In connection with the sale of the Assets to the Buyer and in order to induce the Buyer to enter into this Agreement, each of CCC, Connectsoft and AUGI hereby jointly and severally represents and warrants to the Buyer, as of the date of this Agreement (unless otherwise indicated), as follows:

             5.1 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by the Seller, nor compliance with the terms and provisions of this Agreement, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Seller, (b) except as set forth in Schedule 5.1 to this Agreement, require the issuance of any authorization, license, consent or approval of any federal or state governmental agency or any other person; or (c) except as set forth in Schedule 5.1 to this Agreement, conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Seller or any judgment, order, injunction, decree, agreement or instrument to which the Seller is a party, or by which the Seller is bound, or constitute a default thereunder.

             5.2 Title to and Condition of Purchased Assets. The Seller owns, or leases the Assets listed on Schedule 1.1(a) as being leased, and as of the Closing Date will have good and marketable title in and to, or a valid leasehold

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interest  in,  all of the  Assets,  free and  clear of all  liens,  liabilities, charges, claims, options, restrictions on transfer or other encumbrances of any nature whatsoever, except for (a) liens or encumbrances disclosed in Section 5.2 to this Agreement; and (b) miscellaneous materialmen's or mechanics liens or liens for current taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and which are listed on Schedule 5.2 (collectively, "Permitted Liens"). All material items of machinery, equipment, vehicles, and other personal property owned or leased by the Seller are listed in Schedule 5.2 to this Agreement and, except as and to the extent disclosed in
Schedule 5.2 to the Agreement, all such personal property is included in the Assets and is in good operating condition and repair (reasonable wear and tear excepted) and is adequate for its use in the Seller's Businesses as presently conducted. The Assets constitute all of the assets and properties which are required for the Seller's Businesses as presently conducted and as proposed to be conducted by the Seller as of the date hereof.

             5.3 Ownership of Businesses. No portion of the Businesses is owned or operated by any person or entity other than the Seller, except that InterGlobe operates the CNOC.

             5.4 Form SB-2 Information; Financial Statements. CCC has furnished to EXTEL a copy of the Form SB-2 Registration Statement of CCC, as filed with the Securities and Exchange Commission ("SEC") on September 4, 1997 (the "Registration Statement"), which Registration Statement has not, as yet, been declared effective by the SEC. On or before the closing of the transactions contemplated by this Agreement, such Registration Statement shall be withdrawn. Annexed hereto as Schedule 5.4 is an unaudited balance sheet of CCC as at April 30, 1998 and the unaudited statement of income (loss) of CCC for the nine months ended April 30, 1998 (collectively, the "April 1998 Financial Statements"). The April 1998 Financial Statements were prepared by management of CCC, fairly set forth the assets and liabilities and financial conclusion of CCC and its results of operations as at April 30, 1998 and for the fiscal period then ended, and were prepared in accordance with generally accepted accounting principles, consistent with those of prior periods, subject only to the absence of financial statement footnotes (which would not differ materially from those of the most recent audited financial statements) and year end audit adjustments (which would not be material). The financial statements included in the Registration Statement (a copy of which has been provided to the Buyer) present fairly, in all material respects, the financial condition of CCC as of July 31, 1997 and the results of operations and cash flows for the respective periods then ended and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statements referred to in this Section 5.4 do not reflect the operations of any business or any portion of Seller's Businesses not included in the Assets. Except as expressly set forth in the April 1998 Financial Statements and those financial statements included in the Registration Statement, as disclosed pursuant to this Agreement, or non-material


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liabilities arising in the normal course of the Seller's Businesses  since April
30, 1998, except for the Assumed Liabilities, there are no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of the Seller, including any contingent liabilities, that are, in the aggregate, material to the Seller.

             5.5 No Material Changes.  Except as otherwise described in Schedule
5.5 to this Agreement, since July 31, 1997, there has been no material adverse change in the financial condition, operations, or Businesses of the Seller, or any damage, destruction, or loss (whether or not covered by insurance) of the Assets materially and adversely affecting the financial condition, operations, or Businesses of the Seller, provided, that the offering of the Businesses and the Assets for sale, the preparation for such sale pursuant to the terms and conditions of this Agreement, and the public disclosure of the same shall not constitute such a material adverse change.

             5.6 Insurance Policies. Schedule 5.6 to this Agreement contains a true and correct schedule of all insurance coverages held by the Seller concerning the Businesses and the Seller's assets and properties. To the Seller's knowledge, the Seller is not in violation of any requirements of any its insurance carriers, and the Seller has received no written notice of any default or violation under or in respect of any of the foregoing.

             5.7 Permits and Licenses.  Except as set forth in Schedule 5.7, the
Seller possesses (and there are included in the Assets being transferred to the Buyer) all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Seller, necessary in order to operate the Businesses in the manner presently conducted, all of which permits, licenses and/or franchises are valid, current and in full force and effect, except where the failure to have or maintain any such permit, license and/or franchise would not have or could not reasonably be expected to have a material adverse effect on the Assets or the Businesses. The Seller has heretofore conducted the Businesses in compliance in all material respects with the requirements of such permits, licenses and/or franchises, and the Seller has not received written notice of any default or violation in respect of or under any of such permits, licenses and/or franchises, except where such default would not have or could not reasonably be expected to have a Material Adverse Effect on the Assets or the Businesses.

             5.8 Contracts and Commitments.

                 (a) Schedule 5.8 to this Agreement lists all material contracts contracts, leases, commitments, technology agreements, software development agreements, software licenses, indentures and other agreements to which the Seller is a party (collectively, "Material Contracts"), all of which are included in the Assets except as indicated in Schedule 5.8 except that Schedule
5.8 need  not list any such


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agreement  that is  listed  on any  other  schedule hereto,  or was entered into in the  ordinary  course of the  Businesses of the Seller and that, in any case:
(i) is for the purchase of supplies or other inventory items in the ordinary course of the Businesses; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $25,000 per annum; or
(iii) may be terminated without penalty, premium or liability by the Seller on not more than thirty (30) days' prior written notice; provided however, that
Schedule  5.8  shall  list  all  technology  agreements,  software   development
agreements  and   software   licenses  involving  the  Seller  and  all  Assumed
Liabilities, regardless of the duration thereof or the amount of payments called for or required thereunder, other than standard software licenses of software products available to the Businesses' customers generally.

                 (b) Except as set forth in Schedule 5.8 to this Agreement, all Material Contracts are in full force and effect, and the Seller is in compliance in all material respects with all of the Material Contracts and with all Assumed Liabilities, and has not received any written notice that any party to any Material Contract is in material breach or default of such Material Contract or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such Material Contract. Except as set forth in Schedule 5.8 to this Agreement, none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the assignment thereof to the Buyer pursuant to this Agreement. The Seller has delivered true and correct copies of all Material Contracts to the Buyer.

                 (c) To the best of each Seller's knowledge, no purchase commitment by the Seller relating to the Businesses is materially in excess of the normal, ordinary and usual requirements of the Businesses.

                 (d) Except as set forth in Schedule 5.8 to this Agreement, the Seller does not have any outstanding contracts with or commitments to officers, employees, technicians, agents, consultants or advisors relating to the Businesses that are not cancelable by the Seller without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice.

             5.9 Customers  and  Suppliers.  Except as set forth in  Schedule
5.9 to this Agreement, the Seller has not received any written notice of any claim by or dispute with, or any existing, announced or anticipated changes in the policies of, any material clients, customers, referral sources or suppliers of the Seller which would have a Material Adverse Effect on the Businesses as presently conducted.


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            5.10 Labor, Benefit and Employment Agreements.

                 (a) Except as set forth in Schedule 5.10 to this Agreement, the Seller is not a party to and does not have any commitment or obligation in respect of (i) any collective bargaining agreement or other labor agreement relating to any employees of the Seller, or (ii) any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) of the Businesses. Schedule 5.10 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid by the Seller during the 1997 calendar year to employees or consultants of the Seller who presently receive aggregate compensation or remuneration at an annual rate in excess of $35,000.

                 (b) No union is now certified or, to the best of the Seller's knowledge, claims to be certified, as a collective bargaining agent to represent any employees of the Seller, and there are no labor disputes existing or, to the best of the Seller's knowledge, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Seller.

                 (c) With respect to any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to which the Seller or any of its past or present affiliates has at any time been required to make contributions, neither the Seller nor any of its past or present affiliates has, at any time on or after April 29, 1980, suffered or caused any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.

                 (d) Except as disclosed in Schedule 5.10, the Seller does not maintain, or have any liabilities or Assumed Liabilities of any kind with respect to, any bonus, deferred compensation, pension, profit sharing, retirement or other such benefit plan, and does not have any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as and when due in respect of periods subsequent to the date hereof. Without limitation of the foregoing, (i) the Seller has made all required contributions to or in respect of any and all such benefit plans, (ii) no "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred in respect of any of such benefit plans, and the present value of all vested accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder, (iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, and (iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by the Seller as "employee pension


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

benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under Section 401(a) of the Code, and have been administered and are in compliance with ERISA and the Code; and the Seller does not have any knowledge of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans. All of the matters listed on Schedule 5.10 shall constitute Excluded Liabilities.

                 (e) Except for the group insurance programs listed in Schedule 5.10, the Seller does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by law, the Seller does not have any liability, fixed or contingent, for health or medical benefits to any former employee.

            5.11 Accounts  Payable.  Except  as  set forth in Schedule 5.11, the
Seller is current in its payment of all accounts payable relating to the Businesses, and has received no notice, not subsequently withdrawn or cured, from any vendor, supplier or other person with respect to non-payment or late payment of any accounts payable of the Businesses, or any threatened suspension or termination of the provision of goods or services to the Businesses, which suspension or termination would have a Material Adverse Effect on the financial condition, operations, or Businesses of the Seller.

            5.12 Compliance with Laws.

                 (a) To the Seller's knowledge, the Seller is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its Businesses as presently constituted; and the Seller has received no written notice of any default or violation under or in respect of any of the foregoing.

                 (b) Without limitation of Section 5.12(a) above, except as set forth on Schedule 5.12 to this Agreement, to the best of the Seller's knowledge the Seller has not, at any time during the three (3) year period prior to the date hereof, (i) handled, stored, generated, processed or disposed of any hazardous substances in violation of any federal, state or local environmental laws or regulations, or (ii) otherwise committed any material violation of any federal, state or local environmental laws or regulations (including, without limitation, the provisions of the Environmental Protection Act, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and other applicable environmental statutes and regulations) or any material violation of the Occupational Safety and Health Act.

                 (c)  Except as set forth in  Schedule  5.12 to this  Agreement, neither the Seller nor, to the best of the Seller's knowledge, any of the Seller's directors or officers has received any written notice of default or violation, nor, to the best of the Seller's knowledge, is the Seller or any of its directors or officers in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Seller's Businesses, affairs, properties or assets. Neither the Seller nor, to the best of the Seller's knowledge, any of its directors or officers, has received written notice of, been charged with, or is under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Seller's Businesses, affairs, properties or assets, which violation would have a Material Adverse Effect on the financial condition, operations, or Businesses of the Seller or upon any material portion of the Assets.

                   (d) Schedule 5.12 sets forth the date(s) of the last known audits or inspections (if any) of the Seller conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, the federal Department of Health and Human Services and/or any agency thereof (including, without limitation, the Health Care Financing Administration) or intermediary acting on its behalf, any corresponding or comparable state or local governmental department, agency or authority, and any other governmental and/or quasi-governmental agency (federal, state and/or local).

             5.13 Litigation. Except as disclosed in Schedule 5.13 to this Agreement, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, or rights thereunder owned or licensed by the Seller) pending, or to the best knowledge of the Seller, threatened, by or against the Seller that relates in any material way to the Businesses or any of the Assets. All of the matters listed on Schedule 5.13 shall constitute Excluded Liabilities. The Seller is not aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation against or with respect to the Seller or that relate in any material way to the Businesses or any of the Assets, which, if adversely determined, would have a Material Adverse Effect on the financial condition, operations, or Businesses of the Seller or upon any material portion of the Assets.

             5.14  Intellectual Property.

                   (a) Schedule 5.14 to this Agreement sets forth a list and brief description of the nature and ownership of: (i) all patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Seller and/or any of its directors, officers, stockholders or employees and which in any material way relate to or are used in the Businesses; (ii) all licenses, both domestic and foreign, which are owned or controlled by the Seller and/or any of its directors, officers, stockholders, or employees and which in any material way relate to or are used in the Businesses; and (iii) all franchises, licenses and/or similar arrangements granted to the Seller by others and/or to others by the Seller. None of the patents, patent applications, copyright registrations or applications, registered trade names, trademark registrations or applications, franchises, licenses or other arrangements set forth or required to be set forth in Schedule 5.14 is subject to any pending challenge known to the Seller.

                   (b) Schedule 5.14 also lists (i) the jurisdictions in which such intellectual property has been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses, sublicenses and other agreements as to which the Seller is a party and pursuant to which any person is authorized to use any Intellectual Property (as defined herein), and (iii) licenses, sublicenses and other agreements as to which the Seller is a party and pursuant to which the Seller is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Rights") which are incorporated in, are or form a part of any product of the Seller.

                   (c) Schedule 5.14 lists all hardware, computer software, identifiable know-how (and the manner in which such know-how is memorialized) and other identifiable technology (collectively, the "Seller Technology") which the Seller owns or licenses and is included in the Assets, and the nature of the Seller's rights in each item of Seller Technology. Schedule 5.14 also describes the technology design and development that is currently ongoing or planned for 1998.

                   (d) The Seller owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or marketed in its business as presently conducted and as proposed to be conducted or included or proposed to be included in its products or proposed products.

                   (e) To the knowledge of the Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Seller, any trade secret material to the Seller or any Intellectual Property right of any third party to the extent licensed by or through the Seller by any third party, including any employee or former employee of the Seller. Except as set forth in Schedule 5.14, the Seller has never entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property. Except as set forth in Schedule 5.14, there are no royalties, fees or other payments payable by the Seller to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                   (f) The Seller is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

                   (g) The Seller has not (i) been served with process, or is aware that any person is intending to serve process on the Seller, in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) brought any action, suit or proceeding for infringement of Intellectual Property against any third party. To the knowledge of the Seller, the business of the Seller as presently conducted and as proposed to be conducted, the Seller's products or proposed products do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                   (h) The Seller has made available to the Buyer copies of all agreements executed by officers, employees and consultants of the Seller regarding the protection of proprietary information and the assignment to the Seller of any Intellectual Property arising from services performed for the Seller by such persons.

                   (i) The Seller has, to the extent it deemed necessary and appropriate, obtained or entered into written agreements with third parties in connection with the disclosure to, or use or appropriation by, third parties, of trade secret or proprietary Intellectual Property owned by the Seller and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("Confidential Information"), and does not know of any situation involving such third party use, disclosure or appropriation of Confidential Information where the lack of such a written agreement is likely to result in any material adverse effect on the Seller or the Assets.

             5.15 Sensitive Payments. To the best of the Seller's knowledge, the Seller has not (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its or their books, or (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

             5.16 Real Property. Except as set forth in Schedule 5.16 to this Agreement, the Seller neither owns or has any interest of any kind (whether ownership, lease, or otherwise) in any real property except to the extent of the Seller's leasehold interests under the leases for its Businesses premises, true and complete copies of which leases (including all amendments thereto) are annexed to Schedule 5.16 (the "Leases"). The Seller, and to the knowledge of the Seller, the landlords thereunder, are presently in compliance with all of their respective Assumed Liabilities under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the Seller's Businesses as presently conducted.

             5.17 Status of Payment Obligations in Respect of Assumed Liabilities. Schedule 5.17 annexed hereto sets forth the current status of all payment obligations of the Seller and/or AUGI in respect of each of the Assumed Liabilities set forth on Schedule 2.1 annexed hereto.

             5.18 Disclosure and Duty of Inquiry. Sellers have filed all tax returns required to be filed (except for returns that have been properly extended) and have paid all taxes shown as owing (other than taxes currently being contested in good faith by appropriate proceedings, for which amounts have been reserved in accordance with generally accepted accounting principles ("GAAP")). No tax returns are currently the subject of audit and there has been no extension of time for assessment of taxes or waiver of the statute of limitations with respect to taxes. Neither Seller is party to any tax sharing or allocation agreement and neither has ever been a member of an affiliated group filing a consolidated federal income tax return. The Buyer is not nor will it be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Seller pursuant to this Article 5.

         6. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AUGI. In connection connection with the sale of the Assets to the Buyer and in order to induce the Buyer to enter into this Agreement, AUGI hereby represents and warrants to the Buyer, as of the date of this Agreement (unless otherwise indicated), as follows:

             6.1 Absence of Undisclosed Liabilities. Except as expressly set forth in the Registration Statement or as disclosed pursuant to schedules to this Agreement, or arising in the normal course of the Seller's Businesses since July 31, 1997, to the best of AUGI's knowledge there are no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of either Seller, including any contingent liabilities, that are, in the aggregate, material to the Businesses or which could have Material Adverse Effect on the Assets, other than the Assumed Liabilities identified on Schedule 2.1. To the best of AUGI's knowledge, the amount of each of the Assumed Liabilities is correctly set forth on Schedule 2.1 in all material respects and, subject to obtaining an extension of the UPS Note (as herein described), not more than $500,000 of such Assumed Liabilities will be payable on or before April 30, 1999.

             6.2 Disclosure and Duty of Inquiry. The Buyer is not nor will it be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by AUGI pursuant to this Article 6.

         7. REPRESENTATIONS AND WARRANTIES OF EXTEL AND THE BUYER In connection with the purchase of the Assets from the Seller hereunder, EXTEL and the Buyer hereby jointly and severally represent and warrant to the Seller and AUGI as follows:

             7.1 Organization, Good Standing and Qualification. Each of EXTEL and the Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to execute and deliver this Agreement, to perform the Assumed Liabilities hereunder, and to consummate the transactions contemplated hereby. Each of EXTEL and the Buyer has all requisite corporate power and authority to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform its Assumed Liabilities under this Agreement. The Buyer is a wholly-owned subsidiary of EXTEL.

             7.2  Authorization  of  Agreement.  The  execution,   delivery  and
performance of this Agreement and the consummation of the transactions contemplated hereby by EXTEL and the Buyer have been duly and validly authorized by all necessary and appropriate action by the respective Board of Directors and stockholders of EXTEL and the Buyer; and EXTEL and the Buyer each have the full legal right, power and authority to execute and deliver this Agreement, to perform the Assumed Liabilities hereunder, and to consummate the transactions contemplated hereby. No further corporate authorization is necessary on the part of EXTEL or the Buyer to consummate the transactions contemplated hereby.

             7.3 Valid and Binding Agreement. This Agreement and, when executed and delivered, all other agreements, instruments of transfer or assignment, documents, and other instruments, constitute and will constitute the legal, valid and binding obligation of EXTEL and the Buyer, enforceable against EXTEL and the Buyer in accordance with their respective terms, except, in each case, to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

             7.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions of this Agreement or such other agreements on the part of EXTEL or the Buyer will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting EXTEL or the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency (except to the extent that EXTEL or the Buyer may be required to be qualified as a foreign corporation in certain jurisdictions in which it is not currently so qualified, and to the extent that EXTEL or the Buyer may be required to reapply for any permits, licenses and/or franchises which are not assignable as part of the Assets and any consent of EXTEL's current lenders as may be required); or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which EXTEL or the Buyer is a party, or by which EXTEL or the Buyer is bound, or constitute a default thereunder.

             7.5 Disclosure. EXTEL and the Buyer have previously delivered to the Seller and AUGI a true and correct copy of the Annual Report on Form 10-K for the year ended March 31, 1998, as filed by EXTEL with the SEC, including therein audited and unaudited financial information (the "EXTEL Public Filings"). The EXTEL Public Filings comply with the SEC disclosure requirements applicable thereto and do not contain any untrue statement of a material fact or omit to state any material fact necessary in light of the circumstances under which it was made, in order to make the statements therein not misleading. Since the date of the most recent EXTEL Public Filings, (a) there has been no material change in the capitalization of EXTEL or the Buyer, (b) the businesses of EXTEL, the Buyer and their respective subsidiaries have been operated in the normal course, and (c) there has been no material adverse change in the financial condition, operations or businesses of EXTEL, the Buyer, or their respective subsidiaries (taken as a consolidated whole) from that reflected in such report.

             7.6 Litigation. There is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation pending, or to the knowledge of EXTEL or the Buyer, threatened, against EXTEL or the Buyer (i) which challenges EXTEL's or the Buyer's ability to consummate the transactions provided for herein, or (ii) materially restricts or affects the business operations of EXTEL or the Buyer either before or after the Closing.

             7.7 Disclosure and Duty of Inquiry. No representations or warranties by Buyer or EXTEL in this Agreement and no statement or information contained in the schedules hereto or any certificate furnished or to be furnished to Seller or AUGI hereunder contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. The Seller and AUGI are not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by EXTEL and the Buyer in this Article 7.

         8. PRE-CLOSING COVENANTS. Each of the Seller and AUGI covenants covenants and agrees that, from April 15, 1998 (the date of execution of a letter of intent regarding the transactions contemplated hereby) through and including the Closing Date:

             8.1 Representations and Warranties. The representations and warranties contained in Articles 4 and 5 of this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date.

             8.2 Access to Information.

                 (a) The Seller shall permit the Buyer and its counsel, accountants and other representatives, upon reasonable advance notice to the Seller, during normal business hours and without undue disruption of the Businesses of the Seller, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Businesses and, to the extent reasonably required by the Buyer for its due diligence, the Seller. The Buyer and its representatives shall also be permitted to freely consult with the Seller's counsel concerning the Businesses.

                 (b) Each of the Seller and AUGI will make available to the Buyer and its accountants all financial records relating to the Seller and the Businesses, and shall cause the Seller's accountants to cooperate with the Buyer's accountants and make available to the Buyer's accountants all work papers and other materials developed by or in the possession of the Seller's accountants, for the purpose of assisting the Buyer's accountants in the performance of an audit of the Businesses for all periods subsequent to January 1, 1996.

             8.3 Conduct of Businesses in Normal Course. The Seller shall carry on the Businesses in substantially the same manner as heretofore conducted and as provided under the Management Agreement dated April 15, 1998, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Seller as of the date hereof, without in each instance obtaining the prior written consent of the Buyer.

             8.4 Preservation of Businesses and Relationships. The Seller shall, without making or incurring any unusual commitments or expenditures, use all reasonable efforts to preserve its business organization intact, and preserve its present relationships with referral sources, clients, customers, suppliers and others having business relationships with the Seller.

             8.5 Maintenance of Insurance. The Seller shall continue to carry its existing insurance, to the extent obtainable upon reasonable terms.

             8.6 Corporate Matters. The Seller shall not, without the prior written consent of the Buyer:

                  (a) amend, cancel or modify any Material Contract or enter into any material new agreement, commitment or transaction except, in each instance, in the ordinary course of business;

                  (b) modify in any material respect (i) any material agreement relating to the Businesses to which the Seller is a party or by which it may be bound, or (ii) any policies, procedures or methods of doing business relating to the Businesses, except in each case in the ordinary course of business;

                  (c) except pursuant to commitments in effect on the date hereof (to the extent disclosed in this Agreement or in any schedule hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $50,000 in the aggregate;

                  (d) dispose of or transfer any Asset outside of the ordinary course of business, or sell, assign or dispose of any capital asset(s) with a net book value in excess of $15,000 as to any one item or $50,000 in the aggregate;

                  (e) materially change its method of collection of accounts or notes receivable, or accelerate or slow in any material respect its payment of accounts payable;

                  (f) forgive any obligation or performance (past, present or future) owed to the Businesses, except for any intercompany obligation owed by AUGI or its Affiliates to the Seller;

                  (g) incur any material liability or indebtedness except, in each instance, in the ordinary course of business

                  (h) subject any of the assets or properties of the Businesses to any further liens or encumbrances, other than Permitted Liens;

                  (i) make any payments to any Affiliate of the Seller; or

                  (j) agree to do, or take any action in furtherance of, any of the foregoing.

         9.  ADDITIONAL AGREEMENTS OF THE PARTIES.

             9.1 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon any party under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by the parties that, except with respect to matters or information which are publicly available other than by reason of a breach of this Section 9.1, (i) this Agreement, the schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (ii) all financial information, business records and other non-public information concerning either party which the other party or its representatives has received or may hereafter receive, shall be maintained in the strictest confidence by the recipient and its representatives, and shall not be disclosed to any person that is not associated or affiliated with the recipient and involved in the transactions contemplated hereby, without the prior written approval of the party which provided the information. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the parties, and no party shall issue any press release or other public announcement regarding the transactions contemplated hereby without the prior approval of each other party (such approval not to be unreasonably withheld or delayed) unless otherwise required under applicable laws and regulations, including SEC rules and regulations. In the event that the transactions contemplated hereby shall not be consummated for any reason, each party covenants and agrees that neither it nor any of its representatives shall retain (other than information which is publicly available other than by reason of a breach of this Section 9.1) any documents, lists or other writings of any other party which it may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of the recipient or its representatives, shall be returned to the party which provided the information).

             9.2 Exclusivity. From the date hereof through any termination of this Agreement in accordance with Section 13 below, the Seller and AUGI shall not (and shall not permit any of their stockholders, directors, officers, Affiliates, agents or representatives to) negotiate with or enter into any other commitments, agreements or understandings with any person, firm or corporation (other than its Affiliates) in respect of any sale of capital stock or assets of the Seller, any merger, consolidation or corporate reorganization, or any other such transaction relating to the Seller or the Businesses.

             9.3 Bill of Sale; Transfer Documents; Assumption Agreement.

                 (a)  On  the  Closing  Date,  the   Seller  shall  execute  and
deliver to the Buyer a bill of sale in respect of the Assets in substantially the form of

Exhibit A annexed hereto (the "Bill of Sale"). In addition, to the extent that specific assignments may be necessary or appropriate in respect of any of the Assets, and/or to the extent that any of the Assets are represented by certificates of title or other documents, then the Seller shall execute and deliver to the Buyer any and/or additional transfer documents, and shall endorse to and in the name of the Buyer all certificates of title and other such documents, as may be necessary or appropriate in order to effect the full transfer to the Buyer or its designee(s) of all of the Assets.

                 (b) On the Closing Date, the Seller and the Buyer shall execute and deliver to one another an assignment and assumption agreement in respect of the Assumed Liabilities in substantially the form of Exhibit B annexed hereto (the "Assumption Agreement"). In addition, to the extent that specific assignments may be required in order to effect the assignment to and assumption by the Buyer of any particular Assumed Liabilities, the Seller and the Buyer shall execute and deliver to one another such additional assignment and assumption documents.

             9.4 Additional Agreements and Instruments. On or before the Closing Date, the Seller, AUGI, EXTEL, and the Buyer shall execute, deliver and file all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which, in the opinion of counsel to the parties hereto, shall reasonably be required to be executed, delivered and filed in order to consummate the transactions contemplated by this Agreement.

             9.5 Non-Interference. Neither EXTEL, the Buyer, the Seller, nor AUGI shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 10 and 11 below.

             9.6 Management Agreement. On the Closing Date, the Management Agreement dated April 15, 1998, as amended June 22, 1998, shall terminate as provided in Section 5.2(ii) of the Management Agreement; provided however, within 13 months of the Closing Date, EXTEL or Buyer shall pay AUGI in the amount of $150,000 as reimbursement for advances of expenses by AUGI to CCC. The obligation shall be evidenced by a promissory note to be delivered at the Closing in the form attached hereto as Exhibit D.

             9.7 Letter Agreement. On the Closing Date, AUGI and the Seller, on the one hand, and EXTEL and the Buyer, on the other hand, shall execute and deliver to each other the letter agreement in the form annexed hereto as Exhibit E.

         10. CONDITIONS PRECEDENT

             10.1 Conditions to Obligations of EXTEL and Buyer. The obligations of EXTEL and the Buyer to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by the Buyer:

                  (a) Accuracy of Representations and Warranties. All representations and warranties made by the Seller and/or AUGI in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

                  (b) Performance. The Seller and AUGI shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

                  (c) Certification. The Buyer shall have received a certificate, dated the Closing Date, signed by the Seller and AUGI, certifying, in such detail as the Buyer and its counsel may reasonably request, that the conditions specified in Sections 10.1(a) and 10.1(b) above have been fulfilled.

                  (d) Resolutions. The Buyer shall have received certified resolutions of the Board of Directors and the sole stockholder of the Seller and of the Board of Directors of AUGI, in form reasonably satisfactory to counsel for the Buyer, authorizing the Seller's and AUGI's execution, delivery and performance of this Agreement and all actions to be taken by the Seller and AUGI hereunder.

                  (e) Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against either the Seller or AUGI or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a Material Adverse Effect.

                  (f) Due Diligence. The Buyer shall have completed, to its satisfaction, due diligence of the properties and assets of the Businesses, contracts, agreements, books, records and documents relating to the Seller and the Assets.

                  (g) Consents. All necessary consents of third parties required for the consummation of this Agreement and the proposed transaction, including:
(i) any parties to any Material Contracts (including, without limitation, contracts with customers of the Businesses), and any licensing authorities which are material to the Businesses, and (ii) any governmental authorities or agencies to the extent required to be obtained prior to the Closing in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer.

                  (h) Material Adverse Effect. On the Closing Date, there shall not have occurred any event or condition materially and adversely affecting the Assets or the financial condition, operations or Businesses of the Seller, except as disclosed in this Agreement or the schedules hereto on the date hereof.

                  (i) Extension of UPS Note. AUGI shall have obtained prior to the Closing Date, an extension until not earlier than November 1999 of the $1.5 million note of Connectsoft and AUGI payable to UPS, which is currently due and payable on April 30, 1999 (the "UPS Note").

                  (j) Intercompany Obligations. The Buyer shall have received from AUGI and its Affiliates written releases or other assurances, in form and substance reasonably satisfactory to the Buyer, that AUGI and its Affiliates will not assert against the Buyer or the Assets or any of Buyer's Affiliates any claims in respect of obligations owed by the Seller to AUGI and its Affiliates, except for the Note to be delivered at the Closing in the form annexed hereto as Exhibit D.

                  (k) Additional Working Capital. EXTEL shall have obtained a minimum of $1.0 million of additional working capital financing for the Businesses upon such terms and conditions as shall be reasonably acceptable to EXTEL.

                  (l) Bill of Sale. On or before the Closing Date, the Seller shall have executed and delivered the Bill of Sale to the Buyer.

                  (m) Keyman Agreement. On or before the Closing Date, Howard Katz shall have entered into an employment agreement with EXTEL on terms and conditions mutually agreeable to Howard Katz and EXTEL.

                  (n) Non-Disclosure Agreements. All employees of CCC shall have executed and delivered to CCC (and Buyer shall have received copies thereof) Non-Disclosure Agreements in form and substance reasonably satisfactory to Buyer.

            10.2 Conditions to Obligations of AUGI and Seller. The obligations of AUGI and the Seller to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by AUGI:

                  (a) Accuracy of Representations and Warranties. All representations and warranties made by EXTEL and the Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

                  (b) Performance. EXTEL and the Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by EXTEL and the Buyer on or before the Closing Date.

                  (c) Certification. The Seller and AUGI shall have received a certificate, dated the Closing Date, executed by EXTEL and the Buyer, certifying, in such detail as the Seller and AUGI and their counsel may reasonably request, that the conditions specified in Sections 10.2(a) and 10.2(b) above have been fulfilled.

                  (d) Resolutions. The Seller and AUGI shall have received certified resolutions of the Board of Directors and sole stockholder of the Buyer and of the Board of Directors of EXTEL, in form reasonably satisfactory to counsel for the Seller and AUGI, authorizing the Buyer's and EXTEL's execution, delivery and performance of this Agreement and all actions to be taken by the Buyer and EXTEL hereunder.

                  (e) Consents. All necessary consents of third parties required for the consummation of this Agreement and the proposed transaction, including:
(i) any parties to any Material Contracts (including, without limitation, contracts with customers of the Businesses), and any licensing authorities which are material to the Businesses, and (ii) any governmental authorities or agencies to the extent required to be obtained prior to the Closing in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer.

                  (f) Assumption Agreement. The Buyer shall have executed and delivered to the Seller the Assumption Agreement.

                  (g) Promissory Note. The Buyer and EXTEL shall have executed and delivered to AUGI the Note in the form annexed hereto as Exhibit D.

                  (h) Letter Agreement. The Buyer and EXTEL shall have executed and delivered to AUGI and the Seller the letter agreement in the form annexed hereto as Exhibit E.

         11. CLOSING.

             11.1 Place and Date of Closing. Unless this Agreement shall be terminated pursuant to Section 13 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer, or such other location as is agreed to between the parties, at 10:00 A.M. local time on the date that is three (3) business days after the satisfaction of all conditions to Closing set forth herein, it being understood that the parties hereto shall use their best efforts to satisfy the conditions precedent to Closing, in each case on or before July 15, 1998 (the date of the Closing being referred to in this Agreement as the "Closing Date"). If, notwithstanding the parties' best efforts, such conditions shall not have been satisfied by such date, then the Closing Date shall be extended to the date that is three (3) Businesses days after the satisfaction of all such conditions, but which shall not in any case be later than July 31, 1998 ("Outside Closing Date"), unless the parties hereto agree in writing otherwise.

             11.2 Deliveries at Closing. At the Closing, the Seller and the Buyer, respectively, will deliver the following documents:

                  (a) The Seller and AUGI will deliver or cause to be delivered to EXTEL and to the Buyer:

                      (i) a copy of the by-laws of the Seller and resolutions adopted by the Seller's Board of Directors and sole stockholder approving the transactions contemplated by this Agreement, certified by the Secretary of the Seller as of the Closing Date;

                      (ii) a copy of the certificate of incorporation of the Seller, with all amendments thereto, together with a long form good standing certificate and tax clearance certificate, certified by the Secretary of State of the Seller's state of incorporation as of a date no later than five (5) days before the Closing Date;

                      (iii) certificate(s) by the Secretaries of the Seller and of AUGI, dated as of the Closing Date, attesting to the authority and verifying the signature of each person who signed this Agreement or any other agreement, instrument or certificate delivered in connection with the transactions contemplated hereby on behalf of the Seller and AUGI, respectively;

                      (iv) all agreements, authorizations, exemptions, waivers and consents of any third persons or entities required to be obtained by the Seller or AUGI hereunder or generally necessary for the consummation by the Seller and AUGI of the transactions contemplated by this Agreement;

                      (v) sufficient, original, executed copies of assignments of patents, trademarks and/or copyrights, in form and substance acceptable to the Buyer, such that there is one original version for each group of patents, trademarks and copyrights;

                      (vi) certificate(s), dated the Closing Date, signed by the chief financial officer of each of the Seller and AUGI that the conditions specified in Section 10.2(a) and (b) hereof have been fulfilled in all respects;

                      (vii) assignment of leases for each Lease; and

                      (viii)   such   other   specific   instruments   of  sale,
conveyance, assignment, transfer, and delivery as are required to vest good and marketable title to the Assets in the Buyer.

                  (b) EXTEL   and  the  Buyer   will  deliver  or  cause  to  be
delivered to the Seller and to AUGI:

                      (i) a copy of the by-laws of the Buyer and resolutions adopted by the Buyer's Board of Directors and sole stockholder approving the transactions contemplated by this Agreement, certified by the Secretary of the Buyer as of the Closing Date;

                      (ii) a copy of the certificate of incorporation of the Buyer, with all amendments thereto, together with a long form good standing certificate and tax clearance certificate, certified by the Secretary of State of the Buyer's state of incorporation as of a date no later than five (5) days before the Closing Date;

                      (iii) certificate(s) by the Secretaries of EXTEL and of the Buyer, dated as of the Closing Date, attesting to the authority and verifying the signature of each person who signed this Agreement or any other agreement, instrument or certificate delivered in connection with the transactions contemplated hereby on behalf of EXTEL and the Buyer, respectively;

                      (iv) certificate(s), dated the Closing Date, signed by the chief financial officer of each of EXTEL and the Buyer that the conditions specified in Section 10.1(a) and (b) hereof have been fulfilled in all respects; and

                      (v) such other specific instruments of conveyance, assignment, transfer, and delivery as are required to confirm that the Buyer shall have assumed the payment and performance of the Assumed Liabilities and the performance of the Material Contracts.

         12. TERMINATION OF AGREEMENT.

             12.1 General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the

Closing: (a) by the mutual written consent of the parties hereto; (b) by EXTEL and the Buyer, on the one hand, or by the Seller and AUGI, on the other hand, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party or parties, as the case may be, which breach shall not have been cured within thirty (30) days after notice thereof to such other party or parties; (ii) the other party or parties, as the case may be, shall take any action prohibited by this Agreement, if such actions shall or may have a Material Adverse Effect on the financial condition, operations, or Businesses of the Seller or on any material portion of the Assets and/or the consummation of the transactions contemplated hereby, and such breach shall not have been cured, if the same is capable of cure, within thirty (30) days after notice thereof to the breaching party, (iii) the other party or parties, as the case may be, shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or they shall have agreed to furnish, and it is reasonably unlikely that the other party or parties will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of EXTEL, the Buyer, AUGI or the Seller, and such consent is not obtainable, after good faith efforts to obtain the same, without material cost or penalty (unless the party or parties not seeking to terminate this Agreement agrees or agree to pay such cost or penalty); or (c) by EXTEL or the Buyer, on the one hand, or by the Seller and AUGI, on the other hand, at any time on or after the Outside Closing Date, if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

             12.2 Effect of Termination. In the event of termination by either party as above provided in this Section 12, prompt written notice shall be given to the other party. Termination of this Agreement shall not relieve any party of any of its obligations pursuant to Section 9.1 above, and shall not relieve any breaching party from liability for any breach of this Agreement.

         13. INDEMNIFICATION. It is expressly understood and agreed by and among all parties to this Agreement that the indemnification provisions set forth in this Article 13 are in addition to, and not in lieu of, the respective indemnification obligations of each of EXTEL and AUGI as are set forth in
Article 14 herein. In the event and to the extent that there shall be any inconsistency between the rights and obligations contained in this Article 13 and to Article 14, the terms and conditions of Article 14, shall, in all respects, govern.

             13.1 General.

                  (a) Without prejudice to any rights of contribution as between the Seller and AUGI, from and after the Closing Date, the Seller and AUGI shall jointly and severally defend, indemnify and hold harmless the Buyer and its stockholders, affiliates, officers, directors, employees and agents (each a "Buyer Indemnified Person") from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("Losses") as a result of (i) any breach of, or failure by the Seller or AUGI to perform, in any material respect, any of the representations, warranties, covenants or agreements of the Seller or AUGI contained in this Agreement, or
(ii) any failure by the Seller to pay or perform when due (or any imposition on the Buyer or EXTEL) any of its retained liabilities (including any liabilities of the Business or the Seller which are not Assumed Liabilities).

                  (b)  Without   prejudice  to  any  rights of  contribution  as
between the Buyer and EXTEL, from and after the Closing Date, the Buyer and EXTEL shall jointly and severally defend, indemnify and hold harmless the Seller and AUGI, and their respective stockholders, affiliates, officers, directors, employees and agents (each a "Seller Indemnified Person") from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that the Seller or AUGI may incur, sustain or suffer as a result of (i) any breach of, or failure by the Buyer or EXTEL to perform, in any material respect, any of the representations, warranties, covenants or agreements of the Buyer or EXTEL contained in this Agreement, or (ii) any failure by the Buyer to pay or perform (or any imposition on the Seller or AUGI) when due any of the Assumed Liabilities.

             13.2 Limitations on Certain Indemnity.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, the Seller and AUGI shall not be liable to the Buyer with respect to Losses unless and until, and then only to the extent that, the aggregate amount of all Losses incurred by the Buyer shall exceed the sum of $50,000 (the "Basket"); provided, however, that the Basket shall not be available with respect to any Losses involving proven fraud by the Seller or AUGI. The Seller and AUGI shall thereafter be liable for all Losses in excess of the Basket, provided that the Seller's and AUGI's maximum aggregate liability in respect of all Losses shall not, in the absence of proven fraud by the Seller or AUGI in respect of any particular Losses, in any event exceed the limitations set forth in Section 13.2(b) below.

                  (b) Except with respect to any Losses involving proven fraud by the Seller or AUGI, the Seller and AUGI shall only be required, in the aggregate, to pay indemnification hereunder, after application of the Basket, up to a maximum amount equal to the Consideration.

                  (c) The Buyer shall be entitled to indemnification by the Seller and AUGI for Losses only in respect of claims for which notice of claim shall have been given to the Seller and AUGI on or before June 30, 1999, or, with respect to Losses relating to a breach of any warranties in respect of taxes, the expiration of the final statute of limitations for those tax returns covered by the tax warranties contained herein; provided, however, that the Buyer shall not be entitled to indemnification from the Seller or AUGI in the event that the subject claim for indemnification relates to a third-party claim and the Buyer delayed giving notice thereof to the Seller and AUGI to such an extent as to cause material prejudice to the defense of such third-party claim. This Section 13.2(c) shall not apply to any failure by the Seller to pay when due any of its retained liabilities.

             13.3 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing (which may include facsimile transmission) within three (3) Business days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

             13.4 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have five

(5) Business Days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

         14. INDEMNIFICATION - ASSUMED LIABILITIES/MATERIAL CONTRACTS

             14.1. Indemnification  of the  Seller  and AUGI.  Each of EXTEL and
Buyer does hereby jointly and severally, irrevocably, absolutely and unconditionally indemnify, defend and hold harmless the Seller and AUGI, and each of them, individually and severally, to the fullest extent permitted by law, from and against any claim against the Seller or AUGI in respect of (i) any act, omission, neglect, breach or failure by EXTEL and/or Buyer, or either of them, to timely and fully pay and perform each and every one of the Assumed Liabilities and Material Contracts, when due, and (ii) as a result of, arising from or in connection with any claim by any taxing authority for Taxes of or relating to EXTEL or Buyer, including (but not limited to) all Taxes attributable to the business and operations of any of them after the Closing Date (all of the foregoing being referred to collectively as the "AUGI Group Indemnified Amounts"), except to the extent provided in Sections 2.2(b) and
14.2. Each of the Buyer and EXTEL jointly and severally covenants and agrees to fully pay and reimburse each of the Seller and AUGI, within twenty-four (24) hours of written demand therefor, for any payments made or amounts which the Seller or AUGI becomes legally obligated to pay in connection with any of the AUGI Group Indemnified Amounts, except to the extent provided in Sections 2.2(b) and 14.2.

             14.2 Indemnification of the Buyer and EXTEL. Each of AUGI, Connectsoft and CCC does hereby jointly and severally, irrevocably, absolutely and unconditionally indemnify, defend and holds harmless the Buyer and EXTEL, and each of them, individually and severally, to the fullest extent permitted by law, from and against any claim against the Buyer or EXTEL in respect of (i) any act, omission, neglect, breach or failure by AUGI, Connectsoft and/or CCC, or any of them, to timely and fully pay and perform (a) each and every one of the Excluded Liabilities, when due, and (b) any of the Assumed Liabilities, but only to the extent that the aggregate principal amount of all such Assumed Liabilities shall exceed $4,500,000 and (ii) as a result of, arising from or in connection with any claim by any taxing authority for Taxes of or relating to AUGI, Connectsoft or CCC, including (but not limited to) all Taxes attributable to the business and operations of any of them prior to the Closing Date (all of the foregoing being referred to collectively as the "EXTEL Group Indemnified Amount"). For purposes of this Agreement, "Taxes" shall mean all federal, state, county, local and other taxes, including, without limitation, income taxes, estimated taxes, withholding taxes, excise taxes, sales taxes, use taxes, gross receipt taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income, and all deficiencies or other additions to tax, interest and penalties owed by it in connection with any such taxes. Each of AUGI, Connectsoft and CCC jointly and severally covenants and agrees to fully pay and reimburse each of the Buyer and EXTEL, within twenty-four (24) hours of written demand therefor, for any payments made or amounts which the Buyer or EXTEL becomes legally obligated to pay in connection with any of the EXTEL Group Indemnified Amount.

             14.3 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall promptly notify the indemnifying party in writing (which may include facsimile transmission) following the indemnified party's receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom.

             14.4 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have three (3) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

         15. POST-CLOSING EVENTS. The parties hereby further agree that, from and after the Closing:

             15.1 Books and Records. At any time and from time to time from and after the Closing Date, the Buyer shall permit the Seller and/or AUGI to have access, during normal business hours and without undue disruption of the Buyer's Businesses, to those books and records transferred to the Buyer as part of the Assets, for purposes of preparing any tax filings or any other legitimate purpose of the Seller and/or AUGI. Such books and records may be made available at any location where the Buyer maintains same, and all costs and expenses relating to such access and inspection shall be the responsibility of the Seller and/or AUGI. In the event that, at any time and from time to time after the Closing Date, the Buyer shall determine to destroy or dispose of any such books and records, the Buyer shall give notice thereof to the Seller and/or AUGI not less than thirty (30) days prior to such disposition, and the Seller and/or AUGI shall have the right, at their own cost and expense, to take possession of such books and records prior to their disposition.

             15.2 Employees. The Buyer hereby confirms its intention to retain, as of the Closing Date, the employees of the Businesses identified on Schedule 15.2, provided that the Buyer shall at all times retain the absolute discretion to terminate, dismiss, reassign or otherwise modify the terms of employment of any or all of such employees. The Buyer shall retain full discretion as to the nature and extent of benefits to be provided to employees for periods from and after the Closing Date.

             15.3 Further Assurances. From time to time from and after the Closing Date, the parties will take any and all such action and execute and deliver to one another any and all further agreements, instruments, certificates and other documents, as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the ownership and operations of the Businesses.

         16  COSTS.

             16.1 Finder's or Broker's Fees. The Buyer and EXTEL (on the one hand) and the Seller and AUGI (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

             16.2 Expenses. The Buyer, the Seller and AUGI shall each pay all of their own respective costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         17. FORM OF AGREEMENT.

             17.1 Effect of Headings. The Section headings used in this Agreement and the titles of the schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such schedules.

             17.2 Entire Agreement; Waivers. This Agreement (including the schedules and exhibits hereto) constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the schedules and exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

             17.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. PARTIES.

             18.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the Assumed Liabilities or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

             18.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on or telecopied to the party to whom notice is to be given (telecopy confirmation received by the transmitting party), one day after being deposited for overnight delivery with a recognized overnight courier service in a properly addressed package with all charges prepaid or billed to the account of the sender, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                               (a)  If to the Seller or AUGI:

                                    Connectsoft, Inc.
                                    c/o American United Global, Inc.
                                    11130 NE 33rd Place, Suite 250
                                    Bellevue, Washington  98004
                                    Attn:  Mr. Robert M. Rubin
                                    Fax No.: (425) 822-9095 and (516) 254-2136

                                    with a copy sent concurrently to:

                                    Jay M. Kaplowitz, Esq.
                                    Gersten, Savage, Kaplowitz & Fredericks, LLP
                                    101 East 52nd Street
                                    New York, New York 10022
                                    Fax No.: (212) 980-5192

                               (b)  If to the Buyer:

                                    Executive TeleCard, Ltd.
                                    4260 East Evans Avenue
                                    Denver, Colorado 80222
                                    Attn: Christopher Vizas
                                    Fax No.: (303) 692-0965

                                    with a copy sent concurrently to:

                                    Stephen Kaufman, Esq.
                                    Hogan & Hartson, LLP
                                    555 Thirteenth Street, N.W.
                                    Washington, D.C. 20004-1109
                                    Fax No.: (202) 637-5910

or to such other address or telecopier number as any party shall have specified by notice in writing given to all other parties.

         19. MISCELLANEOUS.

             19.1 Amendments and Modifications. No amendment or modification of this Agreement or any exhibit or schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

             19.2 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or liabilities of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, except that the Buyer may, without requirement of any consent of AUGI or the Seller, assign the Buyer's rights to indemnification hereunder to any secured lender to the Buyer from time to time. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             19.3 Governing Law; Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Section 13.3 and Section 14.3 above, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                          AMERICAN UNITED GLOBAL, INC.


                          By:_________________________________________
                             Name:
                             Title:


                          CONNECTSOFT COMMUNICATIONS
                            CORPORATION


                          By:_________________________________________
                             Name:
                             Title:


                          CONNECTSOFT HOLDING CORP.


                          By:_________________________________________
                             Name:
                             Title:


                          C-SOFT ACQUISITION CORP.


                          By:_______________________________________
                             Name:
                             Title


                          EXECUTIVE TELECARD, LTD.

                          By:_______________________________________
                             Name:
                             Title